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                                                                      Exhibit 23





The Board of Directors
HEI, Inc.:

We consent to incorporation by reference in the registration statements (Nos. 33-33322, 33-46928, 33-46929, and 333-49489) on Form S-8 of HEI, Inc. of our
report dated October 12, 1998, relating to the balance sheet of HEI, Inc. as of August 31, 1998 and for the year ended August 31, 1998, and the related statements of operations, changes in stockholders' equity, and cash flows for the year ended August 31, 1998, which report appears in the August 31, 1998, annual report on Form 10-KSB of HEI, Inc.




                                   KPMG Peat Marwick LLP

Minneapolis, Minnesota
November 25, 1998